Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

      We hereby consent to the inclusion in the Registration Statement on Form SB-2, Amendment No. 3, of Hybrid Fuel Systems, Inc. of our report dated March 24, 2005 and April 1, 2005 as to Note 1 and Note 11, which appears in the Registrant's Form 10KSB/A for the year ended December 31, 2004.


Brimmer, Burek & Keelan LLP
Tampa Florida

September 8, 2005